QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Danvers Bancorp, Inc.'s Registration Statement Nos. 333-148592 and 333-156874 on Form S-8 and Registration Statement No. 333-163680 on Form S-3 of our report dated March 14, 2011 relating to our audits of the consolidated financial statements as of December 31, 2010 and internal control over financial reporting of Danvers Bancorp, Inc. appearing in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 14, 2011

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM